Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director Investor Relations
(617) 219-1410

Government Properties Income Trust Announces First Quarter Results

Normalized FFO of $0.62 Per Share for the First Quarter Increased 6.9% Year over Year

Same Property Cash Basis NOI for the First Quarter Increased by 2.4% Year over Year

Same Property Occupancy was 95.1% at First Quarter End, Up 30 Basis Points Year Over Year

Newton, MA (April 28, 2016): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter ended March 31, 2016.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

“Government Properties Income Trust delivered solid results in the first quarter of 2016. Average rents for new and renewal leases increased 12.4% when compared to previous rents for over 500,000 square feet of executed leases during the quarter. Occupancy also improved on both a sequential and year over year basis, and same property cash basis NOI grew 2.4% year over year. These factors and the successful results of our investment in Select Income REIT (NYSE: SIR) all contributed to a strong 6.9% increase in Normalized FFO per share from the first quarter of 2015.”

Results for the Quarter Ended March 31, 2016:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2016 were $44.4 million, or $0.62 per diluted share, compared to Normalized FFO for the quarter ended March 31, 2015 of $40.8 million, or $0.58 per diluted share.

Net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $17.4 million, or $0.24 per diluted share, for the quarter ended March 31, 2016, compared to a net loss of $33.4 million, or $0.47 per diluted share, for the quarter ended March 31, 2015. The net loss for the quarter ended March 31, 2015 included a non-cash loss of $40.8 million, or $0.58 per diluted share, relating to the issuance of shares by SIR. The weighted average number of diluted common shares outstanding was 71.0 million for the quarter ended March 31, 2016, and 70.3 million for the quarter ended March 31, 2015.

Reconciliations of net income (loss) determined in accordance with GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2016 and 2015 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended March 31, 2016, GOV entered into new and renewal leases for 522,962 rentable square feet, including a 25,579 square foot expansion to be constructed at an existing property, at weighted (by rentable square feet) average rental rates that were 12.4% above prior rents for the same space.  The weighted average (by rentable square feet) lease term for leases entered into during the quarter ended March 31, 2016 was 11.6 years.  Leasing capital commitments for new and renewal leases entered into during the quarter ended March 31, 2016 were $20.5 million, or $3.38 per square foot, per lease year.

As of March 31, 2016, 94.9% of GOV’s rentable square feet at properties classified as continuing operations was leased. This compares with 94.5% as of December 31, 2015 and 94.8% as of March 31, 2015.  Occupancy for properties owned continuously since January 1, 2015, excluding properties classified as discontinued operations, or same properties, was 95.1% as of March 31, 2016, which compares with 94.5% as of December 31, 2015 and 94.8% as of March 31, 2015. Same properties cash basis net operating income, or Cash Basis NOI, increased 2.4% for the quarter ended March 31, 2016 compared to the same period in 2015.

Reconciliations of net income (loss) determined in accordance with GAAP to net operating income, or NOI, and to Cash Basis NOI for the quarters ended March 31, 2016 and 2015 appear later in this press release.

Recent Acquisition and Disposition Activities:

As previously disclosed, in January 2016, GOV acquired an office property (one building) located in Sacramento, CA with 337,811 rentable square feet for a purchase price of $79.2 million, excluding acquisition related costs. The property was majority leased to the State of California for a remaining lease term of 7.0 years on the date of acquisition.

In March 2016, GOV entered into an agreement to sell an office property (one building) located in Savannah, GA with 35,228 rentable square feet and a net book value of $3.1 million at March 31, 2016.  The contract sales price is $4.5 million, excluding closing costs.  This sale is subject to conditions and is currently expected to occur during the third quarter of 2016.

Also, in March 2016, GOV entered into an agreement to sell an office property (one building) located in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.3 million at March 31, 2016.  The contract sales price is $14.8 million, excluding closing costs.  This sale is subject to conditions, including the purchaser obtaining certain zoning entitlements, and is currently expected to occur during the first quarter of 2017.

Financing Activities:

As previously disclosed, in February 2016, GOV repaid, at par, a $23.5 million mortgage note requiring annual interest at 6.21% which was secured by an office property (one building) located in Landover, MD.

In March 2016, GOV repaid, at par, an $83.0 million mortgage note requiring annual interest at 5.55% which was secured by one office property (two buildings) located in Reston, VA.

Conference Call:

On Thursday, April 28, 2016, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s first quarter 2016 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, May 5, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10083968. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s first quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s First Quarter 2016 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (NASDAQ: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “MAY” OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  MR. BLACKMAN, GOV’S PRESIDENT AND CHIEF OPERATING OFFICER, HAS MADE STATEMENTS IN THIS PRESS RELEASE REGARDING GOV’S QUARTERLY LEASING ACTIVITY, INCLUDING LEASE EXECUTIONS, OCCUPANCY, CASH BASIS NOI AND NORMALIZED FFO.  THERE CAN BE NO ASSURANCE THAT THE POSITIVE LEASING ACTIVITY, CASH BASIS NOI AND NORMALIZED FFO MR. BLACKMAN REFERENCES WILL CONTINUE OR THAT SUCH RESULTS WILL NOT DECLINE IN FUTURE PERIODS.

•                  GOV HAS ENTERED INTO AGREEMENTS TO SELL TWO PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO CONDITIONS.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015

Rental income	$63,611	$62,659

Expenses:
Real estate taxes	7,653	7,410
Utility expenses	4,174	4,571
Other operating expenses	12,911	12,210
Depreciation and amortization	18,324	17,215
Acquisition related costs	152	6
General and administrative	3,526	4,004
Total expenses	46,740	45,416

Operating income	16,871	17,243
Interest income	6	12
Interest expense (including net amortization of debt premium and discounts and debt issuance costs of $471 and $332, respectively)	(9,364)	(9,302)
Gain on early extinguishment of debt	104	—
Loss on issuance of shares by Select Income REIT	—	(40,771)
Income (loss) from continuing operations before income taxes and equity in earnings (losses) of investees	7,617	(32,818)
Income tax expense	(15)	(30)
Equity in earnings (losses) of investees	9,934	(316)
Income (loss) from continuing operations	17,536	(33,164)
Loss from discontinued operations	(149)	(206)
Net income (loss)	$17,387	$(33,370)

Weighted average common shares outstanding (basic and diluted)	71,031	70,266

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$0.25	$(0.47)
Income (loss) from discontinued operations	$—	$—
Net income (loss)	$0.24	$(0.47)

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income (loss)	$17,387	$(33,370)
Plus: depreciation and amortization	18,324	17,215
Plus: FFO attributable to SIR investment	18,458	8,894
Plus (Less): equity in (earnings) losses of SIR	(9,857)	388
FFO	44,312	(6,873)
Plus: acquisition related costs	152	6
Plus: loss on issuance of shares by SIR	—	40,771
Plus: normalized FFO attributable to SIR investment	18,475	15,779
Less: FFO attributable to SIR investment	(18,458)	(8,894)
Less: gain on early extinguishment of debt	(104)	—
Normalized FFO	$44,377	$40,789

Weighted average common shares outstanding (basic and diluted)	71,031	70,266

Per common share amounts (basic and diluted):
FFO	$0.62	$(0.10)
Normalized FFO	$0.62	$0.58

(1)         GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings (losses) of an equity investee but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in SIR, GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and GOV excludes acquisition related costs, gains or losses on early extinguishment of debt and losses on issuance of shares by SIR.  GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s qualification for taxation as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’S expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Comprehensive Income (Loss) and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI(1)

(amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Calculation of Consolidated NOI and Consolidated Cash Basis NOI(2):
Rental income	$63,611	$62,659
Operating expenses	(24,738)	(24,191)
Consolidated property net operating income (NOI)	38,873	38,468
Non-cash straight line rent adjustments included in rental income (3)	(149)	(663)
Lease value amortization included in rental income (3)	307	278
Non-cash amortization included in other operating expenses (4)	(121)	—
Consolidated cash basis NOI	$38,910	$38,083

Reconciliation of Consolidated NOI and Consolidated Cash Basis NOI to Net Income (Loss):
Consolidated cash basis NOI	$38,910	$38,083
Non-cash straight line rent adjustments included in rental income (3)	149	663
Lease value amortization included in rental income (3)	(307)	(278)
Non-cash amortization included in other operating expenses (4)	121	—
Consolidated NOI	38,873	38,468
Depreciation and amortization	(18,324)	(17,215)
Acquisition related costs	(152)	(6)
General and administrative	(3,526)	(4,004)
Operating income	16,871	17,243
Interest income	6	12
Interest expense	(9,364)	(9,302)
Gain on early extinguishment of debt	104	—
Loss on issuance of shares by SIR	—	(40,771)
Income tax expense	(15)	(30)
Equity in earnings (losses) of investees	9,934	(316)
Income (loss) from continuing operations	17,536	(33,164)
Loss from discontinued operations	(149)	(206)
Net income (loss)	$17,387	$(33,370)

Reconciliation of Consolidated NOI to Same Property NOI(5):
Rental income	$63,611	$62,659
Operating expenses	(24,738)	(24,191)
Consolidated property NOI	38,873	38,468
Less: NOI of properties not included in same property results	(960)	(979)
Same property NOI	$37,913	$37,489

Calculation of Same Property Cash Basis NOI(5):
Same Property NOI	$37,913	$37,489
Plus: Lease value amortization included in rental income (3)	294	278
Less: Non-cash straight line rent adjustments included in rental income (3)	(102)	(663)
Non-cash amortization included in other operating expenses (4)	(121)	—
Same property cash basis NOI	$37,984	$37,104

(1)         GOV calculates NOI and Cash Basis NOI as shown above.  The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to GOV’s property level results of operations. GOV defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses.  GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs.  NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), operating income or cash flow from operating activities determined in accordance with GAAP or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Comprehensive Income (Loss) and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)         Excludes one property (one building) classified as discontinued operations.

(3)         GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments.  Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)         GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

(5)         For the three months ended March 31, 2016, based on properties GOV owned as of March 31, 2016, and which it owned continuously since January 1, 2015, excluding one property (one building) classified as discontinued operations.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Real estate properties:
Land	$257,716	$253,058
Buildings and improvements	1,509,921	1,443,074
Total real estate properties, gross	1,767,637	1,696,132
Accumulated depreciation	(265,843)	(255,879)
Total real estate properties, net	1,501,794	1,440,253

Equity investment in Select Income REIT	493,259	491,369
Assets of discontinued operations	12,502	12,468
Assets of property held for sale	3,098	3,098
Acquired real estate leases, net	123,300	118,267
Cash and cash equivalents	15,698	8,785
Restricted cash	713	1,022
Rents receivable, net	46,617	45,269
Deferred leasing costs, net	17,909	14,299
Other assets, net	44,505	33,680
Total assets	$2,259,395	$2,168,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$311,000	$117,000
Unsecured term loans, net	546,660	546,490
Senior unsecured notes, net	346,095	345,809
Mortgage notes payable, net	29,053	136,299
Liabilities of discontinued operations	75	54
Liabilities of property held for sale	32	43
Accounts payable and other liabilities	48,979	50,543
Due to related persons	4,380	2,886
Assumed real estate lease obligations, net	12,224	12,735
Total liabilities	1,298,498	1,211,859

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 71,126,308 shares issued and outstanding	711	711
Additional paid in capital	1,472,510	1,472,482
Cumulative net income	55,873	38,486
Cumulative other comprehensive income (loss)	2,548	(14,867)
Cumulative common distributions	(570,745)	(540,161)
Total shareholders’ equity	960,897	956,651
Total liabilities and shareholders’ equity	$2,259,395	$2,168,510